EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of FiberNet Telecom Group, Inc., severally constitute Michael S. Liss and Jon A. DeLuca, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable FiberNet Telecom Group, Inc. to comply with all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL S. LISS Michael S. Liss	Director, President and Chief Executive Officer (principal executive officer)	January 17, 2003

/S/ JON A. DELUCA Jon A. DeLuca	Senior Vice President—Finance and Chief Financial Officer (principal accounting officer)	January 17, 2003

/S/ TIMOTHY P. BRADLEY Timothy P. Bradley	Director	January 17, 2003

/S/ PHILIP L. DIGENNARO Philip L. DiGennaro	Director	January 17, 2003

/S/ ROY (TREY) D. FARMER III Roy (Trey) D. Farmer III	Director	January 17, 2003

/S/ CHARLES J. MAHONEY Charles J. Mahoney	Director	January 17, 2003

/S/ RICHARD D. SAYERS Richard D. Sayers	Director	January 17, 2003